123 South Front Street  ·  Memphis, TN 38103-3607  ·  (901) 495-6500 ·  Fax: (901) 495-8300

News:
                                                                                                               Media Contact:  Ray Pohlman, (901) 495-7962
                                                                                                                  Financial Contact:  Jay Cook, (901) 495-7005
AUTOZONE FOURTH QUARTER EPS UP 62% OVER PRIOR YEAR ADJUSTED EPS;
SAME STORE SALES UP 7%;
TOTAL FISCAL 2002 EPS OF $4.00;
ROIC IMPROVES TO 19.8%

Memphis, Tenn. (September 25, 2002) -- AutoZone, Inc. (NYSE: AZO), today reported fourth quarter earnings per share of $1.73, a 62% increase from earnings per share of $1.07 before restructuring and impairment charges in the fourth quarter of fiscal 2001. Including the charges in the fourth quarter of fiscal 2001, EPS increased 621% from $0.24. Sales for the fourth fiscal quarter (17 weeks) ended August 31, 2002, increased 12% to $1.84 billion from $1.64 billion reported for the year ago quarter (16 weeks). Excluding the fiscal 2001 sales of TruckPro, which was sold in December, total sales increased 16%. Same store sales, or sales for domestic auto parts stores open at least one year, increased 6.6% during the quarter. Gross margin for the quarter, as a percent of sales, increased 1.94 percentage points to 45.7%. Net operating expenses were 28.8% of sales, resulting in a record quarterly operating margin of 16.9%.

For the year (53 weeks), AutoZone reported diluted earnings per share of $4.00, an increase of 68% from $2.38 in fiscal 2001 (52 weeks), excluding the nonrecurring charges in the prior year. Including the charges, reported earnings per share were up 160%. The $4.00 EPS is double the $2.00 per share earned in fiscal 2000. Annual sales rose 10.5% to $5.32 billion from $4.82 billion in the prior year; excluding the sales of TruckPro, total sales increased 13%. Same store sales for the year increased 8.8%. Gross margin as a percent of sales increased by 2.19 percentage points to 44.6%. Net operating expenses declined to 30.1% of sales, resulting in a record annual operating margin of 14.5%. Driven by strong earnings and declining working capital, return on invested capital reached 19.8%, while cash flow before share repurchases was $730 million.

"We are very pleased with our exceptional performance this year," said Steve Odland, Chairman, President and Chief Executive Officer. "It took a concerted effort from all AutoZoners to make this happen. Clearly our focus on reminding consumers to maintain their cars and beginning to capture the $60 billion annual undone maintenance has been successful."

In the fourth quarter, AutoZone opened 30 new auto parts stores in the U.S., replaced 3 and closed 14. For the year, AutoZone opened 102 new auto parts stores in the U.S., replaced 15 and closed 53 for an end-of-year store count of 3,068. In addition, 12 new auto parts stores were opened in Mexico in the fourth quarter, for a total of 18 new stores in Mexico for the year. At year end, AutoZone had a total of 39 stores in Mexico.

During the quarter, AutoZone's Board of Directors authorized an increase in the share repurchase program of $300 million to an aggregate authorization of $2.3 billion. As of the end of the fourth quarter, aggregate share repurchases were $2.086 billion or 61.9 million shares, including $150 million or 2.2 million shares under forward purchase contracts. For the quarter, AutoZone repurchased 4.3 million shares at a cost of $287 million or $66.13 per share. For the year, AutoZone repurchased 12.6 million shares at a cost of $699 million or $55.51 per share. Subsequent to year end, the company purchased 1.1 million shares in partial settlement of the forward purchase contract outstanding at August 31, 2002, at an average cost of $69.91 per share.

Steve Odland, Chairman and CEO and Michael Archbold, CFO, confirm they will be certifying AutoZone's fiscal 2002 results when AutoZone files its Form 10-K, which is due November 29, 2002.

AutoZone will host a one-hour conference call Wednesday, September 25, 2002, beginning at 9 a.m. (CDT) to discuss this press release and the outlook for fiscal 2003. Investors may listen to the conference call live and review supporting slides on the AutoZone website, www.AutoZone.com, by clicking "About Us," "Investor Relations," "Conference Calls," or by going directly to http://www.AutoZone.com/Investors. The call will also be available by dialing (712) 271-3887. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (402) 998-1323 through Tuesday, October 1, 2002.

As of August 31, 2002, AutoZone sells auto and light truck parts, chemicals and accessories through 3,068 AutoZone stores in 44 states plus the District of Columbia, 39 AutoZone stores in Mexico and online at AutoZone.com. AutoZone also sells automotive diagnostic and repair software through ALLDATA, and alldatadiy.com.

Certain statements contained in this press release are forward-looking statements. These statements discuss, among other things, business strategies and future performance. These forward-looking statements are subject to risks, uncertainties and assumptions, including, without limitation, competition, product demand, the economy, inflation, gasoline prices, consumer debt levels, war and the prospect of war, including terrorist activity, and availability of commercial transportation. Please refer to the Form 10-Q for the fiscal quarter ended May 4, 2002, for more information related to these risks. Actual results may materially differ from anticipated results. AutoZone undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

AutoZone's 4th Quarter Highlights- Fiscal 2002

Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	17 Weeks Ended August 31, 2002	16 Weeks Ended August 25, 2001	53 Weeks Ended August 31, 2002	52 Weeks Ended August 25, 2001

Net sales	$1,843,337	$1,640,663	$5,325,510	$4,818,185
Cost of goods sold	1,000,970	952,850	2,950,123	2,804,896
Gross profit	842,367	687,813	2,375,387	2,013,289
Operating expenses	530,445	494,547	1,604,379	1,498,909
Restructuring and impairment charges	---	121,489	---	126,689
Operating profit	311,922	71,777	771,008	387,691
Interest expense,net	24,736	28,300	79,860	100,665
Income before taxes	287,186	43,477	691,148	287,026
Taxes	109,200	17,000	263,000	111,500
Net income	$177,986	$26,477	$428,148	$175,526
Net income per share:
Basic	$1.77	$0.24	$4.10	$1.56
Diluted	$1.73	$0.24	$4.00	$1.54
Shares outstanding:
Basic	103,356	109,468	104,446	112,834
Diluted	102,827	111,415	107,111	113,801

Selected Balance Sheet Information
(in thousands)

	August 31, 2002	August 25, 2001

Merchandise inventories	$1,375,584	$1,242,896
Current assets	1,450,128	1,328,511
Property and equipment, net	1,661,728	1,710,443
Total assets	3,447,791	3,432,512
Accounts payable	1,145,533	945,666
Current liabilities	1,533,571	1,266,654
Stockholders' equity	689,127	866,213
Debt	1,194,517	1,225,402
Working capital	(83,443)	61,857

Selected Cash Flow Information
(in thousands)

	17 Weeks Ended August 31, 2002	16 Weeks Ended August 25, 2001	53 Weeks Ended August 31, 2002	52 Weeks Ended August 25, 2001

Depreciation and amortization	$35,758	$39,639	$118,255	$131,333
Capital spending	$35,394	$31,991	$117,239	$169,296
Cash flow before share repurchases	$343,158	$271,834	$729,868	$390,632
Share repurchases	$286,541	$104,507	$698,983	$366,097

Other Selected Financial Information
(in thousands)

	August 31, 2002	August 25, 2001

Cumulative share repurchases ($):
On balance sheet	$1,935,716	$1,236,733
Forward contracts	150,058	131,092
Total	$2,085,774	$1,367,825

Cumulative share repurchases (shares):
On balance sheet	59,753	47,162
Forward contracts	2,181	3,894
Total	61,934	51,056

Shares outstanding, end of quarter	99,268	109,408

After-tax return on invested capital	19.8%	14.3%

Condensed Consolidated Statements of Operations - Before Restructuring Charges
(in thousands, except per share data)

	17 Weeks Ended August 31, 2002	16 Weeks Ended August 25, 2001	53 Weeks Ended August 31, 2002	52 Weeks Ended August 25, 2001

Net sales	$1,843,337	$1,640,663	$5,325,510	$4,818,185
Cost of goods sold	1,000,970	922,717	2,950,123	2,774,763
Gross profit	842,367	717,946	2,375,387	2,043,422
Operating expenses	530,445	494,547	1,604,379	1,498,909
Operating profit	311,922	223,399	771,008	544,513
Interest expense,net	24,736	28,300	79,860	100,665
Income before taxes	287,186	195,099	691,148	443,848
Taxes	109,200	76,000	263,000	172,500
Net income	$177,986	$119,099	$428,148	$271,348
Net income per share:
Basic	$1.77	$1.09	$4.10	$2.40
Diluted	$1.73	$1.07	$4.00	$2.38
Shares outstanding:
Basic	100,356	109,468	104,446	112,834
Diluted	102,827	111,415	107,111	113,801

Selected Balance Sheet Information - Before Restructuring Charges
(in thousands)

	August 31, 2002	August 25, 2001

Merchandise inventories	$1,375,584	$1,273,142
Current assets	1,450,128	1,362,255
Property and equipment, net	1,661,728	1,764,691
Total assets	3,447,791	3,471,971
Accounts payable	1,145,533	945,666
Current liabilities	1,533,571	1,233,143
Stockholders' equity	689,127	962,032
Debt	1,194,517	1,225,402
Working capital	(83,443)	129,112

AutoZone's 4th Quarter  Fiscal 2002
Selected Operating Highlights

Store Count & Square Footage

	17 Weeks Ended August 31, 2002	16 Weeks Ended August 25, 2001	53 Weeks Ended August 31, 2002	52 Weeks Ended August 25, 2001

Domestic auto parts stores:
Store count:
Stores opened	30	25	102	107
Stores closed	14	----	53	3
Replacement stores	3	3	15	16
Total domestic auto part stores	3,068	3,019	3,068	3,019

Stores with commercial sales	2,009	1,630	2,009	1,630

Square footage (in thousands)	19,683	19,377	19,683	19,377

Auto parts stores in Mexico:
Stores opened	12	5	18	8
Total auto parts stores in Mexico	39	21	39	21

TruckPro stores (total)
Note:TruckPro was sold on Dec.19, 2001	----	49	----	49

Sales & Inventory Statistics  (Domestic auto parts):

	17 Weeks Ended August 31, 2002*	16 Weeks Ended August 25, 2001	53 Weeks Ended August 31, 2002*	52 Weeks Ended August 25, 2001

Sales per average store ($ in thousands)	$553	$519	$1,658	$1,543
Sales per average sq foot	$86	$81	$258	$240

Same store sales - rolling 13 periods
Total	6.6%	7.7%	8.8%	4.4%
Retail vs commercial:
Retail	5.4%	7.3%	7.9%	3.8%
Commerical	17.7%	11.6%	17.0%	11.0%

Inventory turns:
Based on average inventories	2.2 X	2.4 X
Based on ending inventories	2.1 X	2.2 X
Inventory turns, net of payables:
Based on average inventories	8.7 X	7.5 X
Based on ending inventories	13.8 X	10.2 X

Accounts payable/inventory (total)	83%	76%

*  Excludes extra week of sales